Exhibit 99.1

Zedge Announces Fourth Quarter and Full-Year Fiscal 2023 Results

New York, NY – October 26, 2023: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building digital marketplaces and friendly competitive games around content that people use to express themselves, today announced results for its fourth quarter and full-year fiscal 2023, ended July 31, 2023.

“Fiscal 2023 was a transition year for Zedge, and despite the geopolitical, macro-economic, and industry-specific challenges we faced, we finished the year in a much stronger position with respect to product, operations and talent,” said Jonathan Reich, chief executive officer. “Our year-over-year financial results don’t reflect these improvements due to being skewed by favorable non-cash accounting adjustments last year and unfavorable ones this year, both related to acquisitions^. However, several underlying metrics stabilized or improved in the fourth quarter despite traditional seasonal weakness.

“Some highlights included positive momentum in Zedge Marketplace’s subscription offerings. During the fourth quarter, we completed the rollout of our Zedge+ offering on iOS and overhauled the Android version, resulting in higher subscription revenue and ARPMAU1 versus the third quarter. Zedge Premium saw double-digit GTV1 growth versus last year, driven by the continued expansion of our generative AI wallpaper maker, pAInt.

“Emojipedia continued its momentum, growing year-over-year revenue by nearly 70% in the quarter and 50% for the full fiscal year. We are now localized in 19 languages, have overhauled the Emojipedia website and upgraded the tech stack that helped drive these improved results.”

Fourth Quarter Highlights

Financial (fiscal 2023 compared to fiscal 2022)

●	Revenue decreased 10.0% to $6.6 million;

●	GAAP net income and earnings per share (EPS) of $0.2 million and $0.01, respectively, compared to $4.5 million and $0.31, respectively:

o	Last year’s results included a non-cash $4.0 million, or $0.27 per share, accounting benefit related to acquisitions;

●	Adjusted EBITDA[2] of $1.6 million;

●	Zedge Premium GTV increased 14.3% to $0.38 million.

Full-Year Highlights^

Financial (fiscal 2023 compared to fiscal 2022)

●	Revenue increased 2.6% to $27.2 million;

●	GAAP net loss and loss per share of ($6.1) million and ($0.44), respectively, compared to GAAP net income and EPS of $9.7 million and $0.65, respectively:

●	Adjusted EBITDA of $5.7 million;

●	Repurchased 758,997 shares of Class B Common Stock.

^ When comparing fiscal 2023 versus fiscal 2022 full-year results, note the following impacts:

●	Fiscal year 2022 GAAP net income benefitted from a non-cash accounting benefit of $4.0 million, or $0.27 per share related to acquisitions, taken in the fourth quarter of the year;

●	Fiscal year 2023 GAAP net loss was negatively impacted by a non-cash accounting charge of ($6.8) million, or ($0.48) per share related to acquisitions, taken in the third quarter of the year.

Select Financial Metrics: FY23 versus FY22*

(in $M except for EPS)	Q4 ’23	Q4 ’22	Change	FY23	FY22	Change
Total Revenue	$6.6	$7.4	-10.0%	$27.2	$26.5	2.6%
Advertising Revenue	$4.6	$4.9	-5.7%	$18.3	$20.3	-10.0%
Digital goods and services	$1.0	$1.4	-29.0%	$4.6	$1.7	177.7%
Subscription Revenue	$0.9	$0.9	-3.0%	$3.5	$3.7	-6.8%
Other Revenue	$0.2	$0.2	-17.2%	$0.8	$0.8	-0.3%
Operating Income (Loss)	$0.2	$4.8	-94.9%	$(6.9)	$11.8	nm
Operating Margin	3.7%	65.1%		-25.4%	44.6%
GAAP Net Income (Loss)	$0.2	$4.5	-96.6%	$(6.1)	$9.7	nm
GAAP Diluted Earnings (Loss) Per Share	$0.01	$0.31	-96.8%	$(0.44)	$0.65	nm
Adjusted EBITDA	$1.6	$2.2	-27.3%	$5.7	$12.4	-53.9%
Cash Flow from Operations	$0.4	$0.2	135.4%	$3.2	$11.5	-72.5%

nm =	not measurable/meaningful
*	numbers may not add due to rounding

Select Zedge Marketplace Metrics1: FY23 versus FY22*

(in MM except for ARPMAU and where noted)	Q4 ’23	Q4 ’22	Change
Total Installs - Cumulative	621.0	569.0	9.1%
MAU	30.9	32.0	-3.4%
Well-developed Markets	6.8	7.3	-6.8%
Emerging Markets	24.1	24.7	-2.4%
Active Subscriptions (in 000s)	627	692	-9.4%
ARPMAU	$0.055	$0.058	-5.5%
Zedge Premium - Gross Transaction Value (GTV)	$0.38	$0.34	14.3%

*	numbers may not add due to rounding

[1]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our App which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold.

●	Total Installs - Cumulative measures the cumulative number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Adjusted EBITDA is a non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of Adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

Trended Financial Information*

(in $M except for EPS, ARPMAU, Active Subscriptions)	Q122	Q222	Q322	Q422	Q123	Q223	Q323	Q423	FY21	FY22	FY23
Total Revenue	$6.0	$6.9	$6.2	$7.4	$6.9	$7.0	$6.7	$6.6	$19.6	$26.5	$27.2
Advertising Revenue	$4.9	$5.7	$4.8	$4.9	$4.5	$4.6	$4.6	$4.6	$15.7	$20.3	$18.3
Digital goods and services	$0.0	$0.0	$0.3	$1.4	$1.3	$1.2	$1.1	$1.0	$0.0	$1.7	$4.6
Subscription Revenue	$1.0	$1.0	$0.9	$0.9	$0.9	$0.9	$0.8	$0.9	$3.2	$3.7	$3.5
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.5	$0.8	$0.8
Operating Income (Loss)	$2.6	$3.1	$1.3	$4.8	$(0.2)	$1.5	$(8.4)	$0.2	$7.8	$11.8	$(6.9)
GAAP Net Income (Loss)	$2.1	$2.3	$0.8	$4.5	$(0.2)	$1.6	$(7.7)	$0.2	$8.2	$9.7	$(6.1)
GAAP Diluted Earnings (Loss) Per Share	$0.14	$0.16	$0.05	$0.31	$(0.01)	$0.11	$(0.55)	$0.01	$0.59	$0.65	$(0.44)
Adjusted EBITDA	$3.3	$4.0	$2.9	$2.2	$1.0	$1.4	$1.7	$1.6	$9.9	$12.4	$5.7
Adjusted EBITDA Margin	54.7%	57.6%	46.0%	30.0%	13.8%	20.5%	25.4%	24.2%	50.7%	46.6%	20.9%
Cash Flow from Operations	$2.7	$3.0	$5.6	$0.2	$1.1	$0.0	$1.6	$0.4	$10.1	$11.5	$3.2
MAU	34.2	36.3	32.1	32.0	31.9	32.2	32.0	30.9	nm	nm	nm
Well-developed Markets	8.4	8.5	7.5	7.3	7.1	7.4	7.2	6.8	nm	nm	nm
Emerging Markets	25.8	27.8	24.6	24.7	24.8	24.8	24.8	24.1	nm	nm	nm
Active Subscriptions (in 000s)	763	762	713	692	674	654	631	627	nm	nm	nm
ARPMAU	$0.053	$0.060	$0.052	$0.058	$0.054	$0.052	$0.053	$0.055	nm	nm	nm
Zedge Premium – GTV	$0.33	$0.43	$0.41	$0.34	$0.31	$0.44	$0.41	$0.38	$0.95	$1.51	$1.54

nm =	not measurable/meaningful
*	numbers may not add due to rounding

Fiscal 2024 Commentary

“We have never been in a better position to create sustainable, long-term and profitable growth in light of our promising market opportunities, robust product portfolio and roadmap, improved marketing prowess, enhanced data and analytics capabilities, tech stack, and, above all, our exceptional team. We are excited about moving our growth strategy forward in fiscal 2024.

“To drive this growth, we will capitalize on the experience we have gained and are further developing in generative AI, marketing, data and analytics, gamification and monetization. This will allow us to increase investment in marketing; embed generative AI across products, marketing and operations; focus on retention and engagement mechanics; and improve monetization.

“In the coming months, we have several new product initiatives planned for the Zedge Marketplace focusing on generative AI, including availing pAInt globally, introducing pAInt on the web, and, in early calendar 2024, reimagining generative AI with a stand-alone AI app. We will also start testing the sale of print-on-demand merchandise as a product and revenue enhancer.

“For GuruShots, we will continue our incremental launch of ‘Battles,’ a hybrid casual gameplay, which we anticipate will widen the top of the funnel and make the game relevant to a broader audience. Simultaneously, we are improving the GuruShots’ onboarding experience while investing in marketing initiatives.

“We will also continue to innovate with Emojipedia. In fiscal 2024, we plan to test features like emoji translations and mashups, new content verticals, including emoticons, and even hyper-casual emoji games.

“Finally, we are targeting a global launch of AI Art Master, our new hybrid casual game that taps into the explosive growth of the generative AI market and enables users to create compelling AI content to compete against like-minded players in fun, fast-paced, theme-based competitions. AI Art Master positions us well to benefit from strong adoption of generative AI and attractive growth opportunities in mobile gaming. We are currently in soft launch in five countries and will continue expanding the game’s availability as we iterate and improve. We believe AI Art Master may have the potential to become a fourth core product for us.

“In summary, through innovation and diversification, we are positioning Zedge for sustainable growth with multiple avenues to achieve these goals in the coming years. While we remain conscious of external factors impacting the industry, economy and geopolitics overall, we are making the necessary investments to take more control of our destiny,” concluded Reich.

Earnings Announcement and Supplemental Information

Management will host an earnings conference call beginning at 4:30 p.m. Eastern today to discuss its fiscal fourth quarter and full year 2023 results, outlook and strategy, which will be followed by Q&A with investors.

Live Call-in Info:

Toll Free: 888-506-0062/International: 973-528-0011

Participant Access Code: 941144

Webcast: https://www.webcaster4.com/Webcast/Page/2205/49297

Replay:

Toll Free: 877-481-4010/International: 919-882-2331

Replay Passcode: 49297

About Zedge

Zedge builds digital marketplaces and friendly competitive games around content people use to express themselves. Our leading products include Zedge Ringtones and Wallpapers, a freemium digital content marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI wallpaper maker; GuruShots, a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji’. Our vision is to enable and connect creators who enjoy friendly competitions with a community of prospective consumers in order to drive commerce. In July 2023, we served approximately 40 million active users across our offerings. For more information, visit https://www.investor.zedge.net/

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

July 31,	2023	2022
Assets
Current assets:
Cash and cash equivalents	$18,125	$17,085
Trade accounts receivable	2,883	2,411
Prepaid expenses and other receivables	569	396
Total current assets	21,577	19,892
Property and equipment, net	2,186	1,660
Intangible assets, net	18,709	21,025
Goodwill	1,961	10,788
Deferred tax assets, net	1,842	861
Other assets	556	400
Total assets	$46,831	$54,626
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$669	$1,180
Deferred acquisition payment payable	-	962
Contingent consideration-current portion	-	215
Accrued expenses and other current liabilities	2,676	2,898
Deferred revenues	2,414	3,402
Total current liabilities	5,759	8,657
Term loan, net of deferred financing costs	1,985	-
Contingent consideration-long term portion	-	1,728
Other liabilities	223	53
Total liabilities	7,967	10,438
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2023 and 2022	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,634 shares issued and 13,801 shares outstanding at July 31, 2023, and 13,951 shares issued and 13,877 outstanding at July 31, 2022	146	139
Additional paid-in capital	46,122	43,609
Accumulated other comprehensive loss	(1,537)	(1,391)
(Accumulated deficit) retained earnings	(3,942)	2,160
Treasury stock, 833 shares at July 31, 2023 and 74 shares at July 31, 2022, at cost	(1,930)	(334)
Total stockholders’ equity	38,864	44,188
Total liabilities and stockholders’ equity	$46,831	$54,626

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share data)

Year ended July 31,	2023	2022
Revenues	$27,241	$26,545
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	2,242	1,641
Selling, general and administrative	21,857	15,061
Depreciation and amortization	3,269	1,966
Goodwill impairment	8,727	-
Change in fair value of contingent consideration	(1,943)	(3,961)
(Loss) income from operations	(6,911)	11,838
Interest and other income, net	311	49
Net income (loss) resulting from foreign exchange transactions	36	(281)
(Loss) income before income taxes	(6,564)	11,606
(Benefit from) provision for income taxes	(462)	1,892
Net (loss) income	$(6,102)	$9,714
Other comprehensive loss:
Foreign currency translation adjustment	(146)	(394)
Total other comprehensive loss	(146)	(394)
Total comprehensive (loss) income	$(6,248)	$9,320
(Loss) income per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.43)	$0.69
Diluted	$(0.43)	$0.65
Weighted-average number of shares used in calculation of income per share:
Basic	14,096	14,177
Diluted	14,096	14,862

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Year Ended July, 31	2023	2022
Operating activities
Net (loss) income	$(6,102)	$9,714
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	60	48
Amortization of intangible assets	2,316	1,008
Amortization of capitalized software and technology development costs	893	910
Amortization of deferred financing costs	3	-
Change in fair value of contingent consideration	(1,943)	(3,961)
Loss on goodwill impairment	8,727	-
Stock-based compensation	2,519	1,936
Deferred income taxes	(981)	(384)

Change in assets and liabilities:
Trade accounts receivable	(472)	371
Prepaid expenses and other current assets	(173)	(161)
Other assets	14	(6)
Trade accounts payable and accrued expenses	(711)	436
Deferred revenue	(988)	1,581
Net cash provided by operating activities	3,162	11,492
Investing activities
Payments for business combination, net of cash acquired	-	(17,422)
Payments for asset acquisitions	(962)	(917)
Capitalized software and technology development costs	(1,406)	(566)
Purchase of property and equipment	(54)	(45)
Net cash used in investing activities	(2,422)	(18,950)
Financing activities
Proceeds from term loan payable	2,000	-
Payment of deferred financing costs	(18)	-
Proceeds from exercise of stock options	1	9
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(1,596)	(232)
Net cash provided by (used in) financing activities	387	(223)
Effect of exchange rate changes on cash and cash equivalents	(87)	(142)
Net increase (decrease) in cash and cash equivalents	1,040	(7,823)
Cash and cash equivalents at beginning of period	17,085	24,908
Cash and cash equivalents at end of period	$18,125	$17,085

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$795	$2,362
Cash payments made for interest expenses	$118	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration fair value on acquisition date	$-	$5,904
Right-of-use assets acquired under operating leases	$-	$86
Acquisition of Emojipedia through release of escrow funds of $4,776, plus additional amounts due to seller of $1,923 and legal fees of $12	$-	$6,711
Accounts receivable from certain Emojipedia websites collected by Seller	$-	$45

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. This metric represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes this measure is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to GAAP Net Income (Loss)	Q122	Q222	Q322	Q422	Q123	Q223	Q323	Q423	FY21	FY22	FY23
GAAP Net Income (Loss)	$2.1	$2.3	$0.8	$4.5	$(0.2)	$1.6	$(7.7)	$0.2	$8.2	$9.7	$(6.1)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.1)	$(0.1)	$(0.1)	$(0.0)	$(0.0)	$(0.3)
Provision for (benefit from) income taxes	$0.5	$0.7	$0.4	$0.2	$(0.1)	$0.1	$(0.7)	$0.2	$(0.2)	$1.9	$(0.5)
Depreciation and amortization	$0.4	$0.4	$0.4	$0.8	$0.8	$0.8	$0.9	$0.8	$1.3	$2.0	$3.3
EBITDA	$3.0	$3.4	$1.6	$5.5	$0.5	$2.4	$(7.6)	$1.0	$9.3	$13.5	$(3.6)
Change in FV of contingent consideration/Goodwill impairment	$0.0	$0.0	$0.0	$(4.0)	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$(4.0)	$6.8
Stock-based compensation	$0.3	$0.5	$0.5	$0.6	$0.6	$0.8	$0.6	$0.6	$0.7	$1.9	$2.5
Transaction costs related to business combination	$0.0	$0.1	$0.7	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.9	$0.0
Adjusted EBITDA	$3.3	$4.0	$2.9	$2.2	$1.0	$1.4	$1.7	$1.6	$9.9	$12.4	$5.7

*	numbers may not add due to rounding